Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the definitive proxy statement dated November 10, 2022 and filed with the Securities and Exchange Commission.

Introduction

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 present the historical financial statements of CENAQ and Intermediate, adjusted to reflect the Business Combination. The unaudited condensed combined pro forma balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination and related transactions as if they had occurred on September 30, 2022. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2021 and the nine months ended September 30, 2022 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X, as amended.

The Business Combination includes:

●	Holdings contributing 100% of the issued and outstanding limited liability company interests of Intermediate to OpCo in exchange for 22,500,000 Class C OpCo Units and an equal number of shares of Class C Common Stock;

●	the common control reverse recapitalization between CENAQ and Intermediate;

●	the issuance and sale of 3,200,000 shares of Class A Common Stock for a purchase price of approximately $10.00 per share, for an aggregate purchase price of $32,000,000 in the PIPE Financing pursuant to the Subscription Agreements;

●	Delivery of $19,031,516 of proceeds from CENAQ’s Trust Account related to non-redeeming Holders of 1,846,120 of Class A Common Stock; and

●	Repayment of $3,750,000 of capital contributions made by Holdings since December 2021 and payment of $10,043,793 of transaction expenses including deferred underwriting fees of $1,700,000;

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

●	the notes accompanying the unaudited pro forma condensed combined financial statements;

●	the historical audited and unaudited financial statements of CENAQ included in CENAQ’s Form 10-K, as amended, for the year ended December 31, 2021 filed with the SEC on March 30, 2022 and Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 21, 2022;

●	the historical audited and unaudited financial statements of Intermediate set forth in the proxy statement;

●	the discussion of the financial condition and results of operations of CENAQ and Intermediate set forth in the proxy statement; and

●	other information contained in the proxy statement, including the Business Combination Agreement and the description of certain terms thereof.

The Transactions are being accomplished through an “Up-C” structure and the classification of consideration received by Holdings reflects such “Up-C” structure. Upon the Closing, Holdings held a number of OpCo Units that are exchangeable for an aggregate of 22,500,000 shares of Class A Common Stock, or, at the option of Verde Clean Fuels, cash in an amount equal to the net proceeds raised by selling such Class A Common Stock in a contemporaneous sale or underwritten offering.

Pursuant to the Tax Receivable Agreement, Verde Clean Fuels will be required to pay 85% of the net cash savings in U.S. federal, state and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes), if any, that it actually realizes (or in certain cases is deemed to realize) in periods after the Business Combination as a result of certain increases in tax basis pursuant to the exercise of the OpCo Exchange Right, a Mandatory Exchange or the Call Right and certain benefits attributable to imputed interest. Any such payments to TRA Holders will reduce the cash provided by the tax savings generated from future exchanges that would otherwise have been available to Verde Clean Fuels for other uses, including reinvestment or dividends to holders of Class A Common Stock. Cash tax savings from the remaining 15% of the tax benefits will be retained by Verde Clean Fuels. Verde Clean Fuels’ obligations under the Tax Receivable Agreement in connection with a change of control are subject to the Payment Cap of $50,000,000. The Payment Cap would not be reduced or offset by any amounts previously paid under the Tax Receivable Agreement or any amounts that are required to be paid (but have not yet been paid) for the year in which the change of control occurs or any prior years.

Due to the uncertainty of the amount and timing of future exchanges of Class C OpCo Units, the unaudited pro forma condensed combined financial information assumes that no exchanges of Class C OpCo Units have occurred and therefore, no increases in tax basis have been realized. Additionally, Verde Clean Fuels would recognize a full valuation allowance for any deferred tax asset realized based on Verde Clean Fuels’ current assessment of the future realizability.

The following summarizes the Verde Clean Fuels Common Stock outstanding as of February 15, 2023. The percentage of beneficial ownership is based on 31,858,620 shares of Company’s Class A Common Stock and Class C common stock issued and outstanding as of February 15, 2023.

	Shares	% of Common Stock
CENAQ Public Stockholders(a)	1,846,120	5.79%
Holdings (b)	23,300,000	73.14%
New PIPE Investors (excluding Holdings)(c)	2,400,000	7.53%
Sponsor and Anchor Investors(d)	1,078,125	3.38%
Sponsor Earn Out shares(e)	3,234,375	10.15%
Total Shares of Common Stock at Closing	31,858,620	100.00%
Earn Out Equity shares(f)	3,500,000
Total diluted shares at Closing (including shares above)(g)	35,358,620

(a)	CENAQ Public Stockholders holding 15,403,880 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. Excludes 189,750 Underwriters Forfeited Shares owned by Imperial Capital, LLC and I-Bankers Securities, Inc. that were forfeited as of Closing pursuant to the Underwriters Letter.

(b)	Includes (i) 22,500,000 shares of Class C Common Stock issued to Holdings at Closing, representing 100% of the shares of Class C Common Stock outstanding as of February 15, 2023, and (ii) 800,000 shares of Class A Common Stock acquired by Holdings in the PIPE Financing.

(c)	Excludes 800,000 shares of Class A Common Stock acquired by Holdings in the PIPE Financing.
(d)	Includes 253,125 and 825,000 shares of Class A Common Stock issued to the Sponsor and Anchor Investors, respectively, upon conversion of a portion of their current Class B Common Stock at Closing.

(e)	Includes 3,234,375 shares of Class A Common Stock issued to the Sponsor that are subject to forfeiture pursuant to the Sponsor Letter. These shares will no longer be subject to forfeiture upon the occurrence of the Triggering Events. Excludes 2,475,000 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants held by Sponsor.

(f)	Includes 3,500,000 shares of Class C Common Stock issuable to Holdings upon the occurrence of the Triggering Events.

(g)	Excludes 12,937,500 and 2,475,000 shares of Class A Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2022

	Historical		Transaction Accounting		Pro Forma
	CENAQ	Intermediate	Adjustments	Note 2	Combined
ASSETS
Current Assets
Cash and cash equivalents	$8,242	$1,440,867	$37,418,142	(a)	$38,867,251
Restricted cash	-	-	100,000	(a)	100,000
Prepaid expenses	15,038	79,842	1,800,000	(m)	1,894,880
Deferred transaction costs	-	2,597,020	(2,597,020)	(f)	-
Other	-	6,050	-		6,050
Total current assets	23,280	4,123,779	36,721,122		40,868,181

Security deposits	-	150,000	-		150,000
Deferred financing costs	25,000	-	(25,000)	(f)	-
Property, plant and equipment, net	-	9,371	-		9,371
Intellectual patented technology	-	1,925,151	-		1,925,151
Operating lease right-of-use asset	-	137,907	-		137,907
Marketable securities held in trust account	174,873,584	-	(174,873,584)	(a)	-
Deferred tax assets	-	-	-	(b)	-
Total assets	$174,921,864	$6,346,208	$(138,177,462)		$43,090,610

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable and accrued liabilities	3,510,208	2,893,968	(4,332,228)	(a), (f), (m)	2,071,948
Income taxes payable	131,832	-	-		131,832
Interest payable	4,212	-	(4,212)	(a)	-
Promissory note - related party	125,000	-	284,631	(a)	409,631
Operating lease liabilities	-	137,907	-		137,907

Contingent consideration	-	1,669,000	(1,669,000)	(c)	-
Deferred underwriters’ discount	6,037,500	-	(6,037,500)	(a)	-
Tax receivable agreement liability	-	-	-	(d)	-
Total liabilities	9,808,752	4,700,875	(11,758,309)		2,751,318

Common stock subject to possible redemption	174,726,102	-	(174,726,102)	(e)	-

Intermediate’s Member’s Equity	-	12,436,983	(12,436,983)	(f)	-
Class A common stock	19	-	917	(f)	936
Class B common stock	431	-	(431)	(f)	-
Class C Common Stock	-	-	2,250	(f)	2,250
Additional paid-in capital	-	-	14,371,728	(f)	14,371,728
Retained earnings / (Accumulated deficit)	(9,613,440)	(10,791,650)	17,880,695	(f)	(2,524,395)
Noncontrolling interest	-	-	28,488,774	(g)	28,488,774
Total stockholders’ equity (deficit)	(9,612,990)	1,645,333	48,306,949		40,339,292
Total Liabilities, Redeemable Common Stock and Stockholders’ (Deficit) Equity	$174,921,864	$6,346,208	$(138,177,462)		$43,090,610

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2022

	Historical		Transaction Accounting		Pro Forma
	CENAQ	Intermediate	Adjustments	Note 2	Combined
General and administrative expenses	$4,408,361	$3,338,467	$-		$7,746,828
Contingent consideration	-	(7,181,000)	7,181,000	(c)	-
Research and development expenses	-	242,353	-		242,353
Total operating (income) expenses	4,408,361	(3,600,180)	7,181,000		7,989,181

Income (Loss) from operations	(4,408,361)	3,600,180	(7,181,000)		(7,989,181)

Other income (expense):
Interest earned on marketable securities held in CENAQ Trust Account	978,254	-	(978,254)	(h)	-
Interest expense on promissory note - related party	(4,212)	-	4,212	(f)	-
Total other income (expense)	974,042	-	(974,042)		-

Income (Loss) before provision for income taxes	(3,434,319)	3,600,180	(8,155,042)		(7,989,181)
Provision for income taxes	(131,832)	-	-		(131,832)
Net income (loss)	(3,566,151)	3,600,180	(8,155,042)		(8,121,013)
Net income (loss) attributable to noncontrolling interest	-	-	(5,735,427)	(i)	(5,735,427)
Net income (loss) attributable to Verde Clean Fuels, Inc.	$(3,566,151)	$3,600,180	$(2,419,615)		$(2,385,586)

Weighted average Class A Common Stock outstanding, basic and diluted				(j)	6,124,245
Net loss per share of Class A Common Stock, basic and diluted				(j)	$(0.39)

Basic and diluted weighted average shares outstanding, common stock subject to redemption	17,250,000
Basic and diluted net loss per common stock subject to redemption	$(0.16)

Basic and diluted weighted average shares outstanding, non-redeemable common stock	4,502,250
Basic and diluted net loss per non-redeemable common stock	$(0.16)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2021

	Historical		Transaction Accounting		Pro Forma
	CENAQ	Intermediate	Adjustments	Note 2	Combined
General and administrative expenses	$-	$12,415,580	$(8,810,000)	(c)	$3,605,580
Research and development expenses	-	509,545	-		509,545
Formation and operating costs	456,765	-	(9,083)	(k)	447,682
Total operating expenses	456,765	12,925,125	(8,819,083)		4,562,807

Loss from operations	(456,765)	(12,925,125)	8,819,083		(4,562,807)

Other income (expense):
Interest earned on marketable securities held in CENAQ Trust Account	4,680	-	(4,680)	(h)	-
Unrealized loss on fair value changes of over-allotment option liability	(22,500)	-	22,500	(l)	-
Total other income (expense)	(17,820)	-	17,820		-

Net loss	$(474,585)	$(12,925,125)	$8,836,903		$(4,562,807)
Net loss attributable to noncontrolling interest	-	-	(3,222,461)	(i)	(3,222,461)
Net loss attributable to Verde Clean Fuels, Inc.	$(474,585)	$(12,925,125)	$12,059,364		$(1,340,346)

Weighted average Class A Common Stock outstanding, basic and diluted				(j)	6,124,245
Net loss per share of Class A Common Stock, basic and diluted				(j)	$(0.22)

Basic and diluted weighted average shares outstanding, common stock subject to redemption	6,462,329
Basic and diluted net loss per common stock subject to redemption	$(0.05)

Basic and diluted weighted average shares outstanding, non-redeemable common stock	4,029,134
Basic and diluted net loss per non-redeemable common stock	$(0.05)

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effect of the Business Combination.

The Business Combination has been accounted for according to a common control reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. The Business Combination was not treated as a change in control of Intermediate. This determination reflects Holdings holding a majority of the voting power of Verde Clean Fuels, Intermediate’s pre-business combination operations being the majority post-Business Combination operations of Verde Clean Fuels, and Intermediate’s management team retaining similar roles at Verde Clean Fuels. Further, Holdings will continue to have control of the board of directors through its majority voting rights.

Under the guidance in the Financial Accounting Standards Board (“FASB”) ASC 805, Business Combinations, for transactions between entities under common control, the assets, liabilities and noncontrolling interests of CENAQ and Intermediate are recognized at their carrying amounts on the date of the Business Combination. Under this method of accounting, CENAQ was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Intermediate issuing stock for the net assets of CENAQ, accompanied by a recapitalization. The net assets of CENAQ are stated at their historical value within the pro forma financial information with no goodwill or other intangible assets recorded.

Note 2 – Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(a) Cash. Represents the impact of the Business Combination, accounted for as a common control reverse recapitalization, on the cash balance of Verde Clean Fuels.

The table below represents the Business Combination sources and uses of funds as of September 30, 2022, accounted for as a common control reverse recapitalization:

	Note
Cash balance of Intermediate prior to Business Combination*		$1,440,867
Cash balance of CENAQ prior to Business Combination*		8,242
Total cash balance prior to Business Combination*		1,449,109

Transaction cash adjustments:
Marketable securities held in Trust Account at September 30, 2022	(1)	174,873,584
True up of marketable securities held in Trust Account at Closing	(2)	2,955,408
PIPE Financing Proceeds	(3)	32,000,000
Proceeds from promissory notes to Sponsor	(4)	280,419
Payment to redeeming CENAQ Public Stockholders	(5)	(158,797,476)
Repayment of Intermediate’s Member’s Equity Capital Contributions since December 15, 2021	(6)	(3,750,000)
Payment of Deferred Underwriting Fees	(7)	(1,700,000)
Payment of Transaction Fees and Expenses	(8)	(8,343,793)
Letter of credit - reclassification to restricted cash	(9)	(100,000)
Pro forma cash balance		$38,867,251

*	Business Combination is accounted for as a common control reverse recapitalization for purposes of unaudited pro forma condensed combined financial information.

(1)	Represents release of the restricted investments held in the Trust Account as of September 30, 2022 to fund the closing of the Business Combination, accounted for as a common control reverse acquisition.

(2)	Represents true up of Trust Account balance from September 30, 2022 to the date of Closing. The true up primarily related to a $1,725,000 extension payment made to CENAQ by the Sponsor and interest earned on marketable securities held in the Trust Account.

(3)	Represents the issuance, in the PIPE Financing, to third-party investors of 2,400,000 shares of Class A Common Stock at a stock price of $10.00 per share. Also includes $8,000,000 from Holdings to acquire 800,000 shares of Class A Common Stock in the PIPE Financing (at a stock price of $10.00 per share).

(4)	Represents the incremental proceeds from a one-year, non-interest bearing promissory note payable to Sponsor by Verde Clean Fuels. The total promissory note of $409,631 is payable in cash, shares of Class A Common Stock at a conversion price of $10.00 per share, or a combination thereof. The promissory note effectively cancels the Sponsor promissory note of $125,000 and accrued interest of $4,212 included in the consolidated balance sheet of CENAQ as of September 30, 2022, and also cancels promissory notes recorded subsequent to September 30, 2022 by CENAQ.

(5)	Represents the amount paid to CENAQ Public Stockholders who exercised their Redemption Rights, including payment of accrued interest.
(6)	As part of the Closing, CENAQ agreed to repay Intermediate’s Member’s Equity Capital Contributions made by Holdings for the period between December 2021 and Closing.
(7)	Represents the payment of Deferred Underwriting Fees incurred as part of the IPO committed to be paid upon the consummation of a Business Combination, accounted for as a common control reverse recapitalization. In connection with the execution of the Business Combination Agreement, the underwriters agreed to reduce its deferred underwriting fees related to the IPO from $6,037,500 to $1,700,000 (see Note 2(f)(8) Impact on Equity).

(8)	Represents payment of Transaction Fees and Expenses related to the Business Combination. Of the total Transaction Fees and Expenses, $4,533,505 were included within accumulated deficit through the date of Closing and $3,810,288 were included as a reduction in additional paid-in capital through the date of Closing (see Note 2(f)(7) Impact on Equity).

(9)	Represents standby letter of credit related to a required filing under the Industrial Site Recovery Act (ISRA) by the New Jersey Department of Environmental Protection for environmental remediation at Intermediate’s demonstration facility in New Jersey. The ISRA filing is also a condition of Closing. Amount designated for standby letter of credit was reclassified from cash to restricted cash.

(b) Adjustments for Deferred Taxes. Arises from differences between the financial statement and tax basis in the OpCo interests, including legacy step-up basis adjustments, and net operating losses recorded at Verde Clean Fuels. The adjustments for deferred taxes assume:

I.	the GAAP balance sheet as of September 30, 2022 is adjusted for the pro forma entries described herein,

II.	the estimated tax basis as of September 30, 2022 is adjusted for the pro forma entries described herein,

III.	a full valuation allowance is established to offset the net deferred tax assets based upon the assessment of realizability, and

IV.	no material changes in tax law.

Verde Clean Fuels accrues liabilities or adjusts deferred taxes for unrecognized tax benefits. Verde Clean Fuels has not recorded any unrecognized tax benefits as of September 30, 2022, that, if recognized, would affect its annual effective tax rate. However, as Verde Clean Fuels continues to evaluate various accounting considerations, it may record uncertain tax positions under GAAP.

(c) Contingent Consideration. Represents the elimination of contingent consideration expense of $1,669,000, which was recorded by Intermediate as of September 30, 2022 related to a contingent payment to Intermediate’s management in the event that certain return on investment hurdles are met within a specified period from the date of a prior asset purchase. Although Intermediate recorded the contingent consideration (as the employees rendering service are employed by consolidated subsidiaries of Intermediate), Holdings, the parent entity and 100% owner of Intermediate, is legally obligated to settle the contingent payment should the return on investment hurdles be achieved. On August 5, 2022, BCF Holdings entered into an agreement with the Company’s management and CEO whereby the contingent payment is forfeited upon closing of the Business Combination. Therefore, contingent consideration has been excluded from the unaudited pro forma condensed combined financial statements.

(d) Tax Receivable Agreement Liability. No adjustments are reflected for the effects of the Tax Receivable Agreement, more fully described elsewhere in the proxy statement. As part of closing the Transactions, Verde Clean Fuels is a party to a Tax Receivable Agreement under which Verde Clean Fuels will make payments to the TRA Holders in respect of 85% of the net tax benefit to Verde Clean Fuels of certain tax attributes. In connection with a change of control, payments to the TRA Holders are subject to the Payment Cap of $50,000,000. The Payment Cap would not be reduced or offset by any amounts previously paid under the Tax Receivable Agreement or any amounts that are required to be paid (but have not yet been paid) for the year in which the change of control occurs or any prior years. Verde Clean Fuels anticipates that it will account for the income tax effects resulting from future taxable exercises of the exchange rights set forth in the OpCo A&R LLC Agreement by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. If there were an exchange of all the outstanding Class C OpCo Units immediately after the Transaction, the estimated net present value of tax benefits to Verde Clean Fuels, subject to the Tax Receivable Agreement, would be approximately $37 million offset by related discounted payment to the TRA Holders equal to 85% of the benefit received of $32 million based on certain assumptions, including that Verde Clean Fuels has sufficient taxable income to realize the tax benefit; there are no material tax law changes; and the fair market value of the exchanged shares is equal to $10 per share. At this time, a full valuation allowance would be established on any deferred tax asset created based on OpCo’s current assessment of the future realizability. Therefore, no liability related to future payments under the Tax Receivable Agreement has been reflected.

(e) CENAQ’s Class A Common Stock Subject to Possible Redemption. Represents reclassification of CENAQ’s redeemable shares into CENAQ’s Class A Common Stock in connection with the Business Combination, accounted for as a common control reverse recapitalization.

(f) Impact on Equity. The following table represents the impact of the Business Combination, accounted for as a common control reverse recapitalization, on the total equity section:

	Note
Intermediate’s Member’s Equity	(1)	$(12,436,983)

Class A Common Stock	(2)	$(19)
	(3)	349
	(3)	83
	(4)	320
	(5)	185
Total Class A Common Stock adjustments		$917

Class B Common Stock	(3)	$(431)

Class C Common Stock	(1)	$2,250

Additional paid-in capital
	(1)	$8,684,733
	(2)	19
	(4)	31,999,680
	(5)	19,031,331
	(6)	(9,613,440)
	(7)	(3,810,288)
	(8)	4,337,500
	(9)	(36,110,325)
	(10)	-
	(11)	(147,482)
Total Additional paid-in capital adjustments		$14,371,728

Accumulated deficit
	(6)	$9,613,440
	(9)	7,621,552

	(12)	1,669,000
	(13)	131,832
	(10)	-
	(7)	(1,023,297)
Total Accumulated deficit adjustments		$17,880,695

Noncontrolling interest	(9)	$28,488,774

(1)	Represents conversion of Intermediate’s Member’s Equity to Class C OpCo Units (and corresponding shares of Class C Common Stock) after repayment of Intermediate’s Member’s Equity Capital Contribution of $3,750,000. As part of the Closing, CENAQ agreed to repay Intermediate’s Member’s Equity Capital Contributions made by Holdings between signing of the original term sheet in December 2021 and Closing. Remaining Intermediate Member’s Equity converted into 22,500,000 shares of Class C Common Stock at par value of $0.0001 in connection with the business combination, accounted for as a common control reverse recapitalization.
(2)	Represents forfeiture of Underwriters Forfeited Shares (Class A Common Stock) issued among Imperial Capital LLC and I-Bankers Securities, Inc. that were forfeited at Closing per the Underwriters Letter.
(3)	Represents conversion of 3,487,500 shares of Class B Common Stock into shares of Class A Common Stock and the conversion of 825,000 Anchor Investor shares of Class B Common Stock into shares of Class A Common Stock at par value of $0.0001 in connection with the Business Combination, accounted for as a common control reverse recapitalization. Of the 3,487,500 shares of Class B Common Stock converted into shares of Class A Common Stock, 3,234,375 shares shall become subject to potential forfeiture as Sponsor Earn Out shares per the Sponsor Letter.
(4)	Represents the PIPE Proceeds in which 3,200,000 shares of Class A Common Stock were issued at a price of $10.00 per share and a par value of $0.0001 (see Note 2(a)(3) Cash). Total shares include 800,000 shares of Class A Common Stock at par value of $0.0001 issued to Holdings in exchange for $8,000,000 participation in the PIPE Financing (at a price of $10.00 per share).

(5)	Represents reclassification of CENAQ’s redeemable shares into Class A Common Stock in connection with the Business Combination, accounted for as a common control reverse recapitalization. At Closing, 1,846,120 of CENAQ’s redeemable shares were converted into Class A Common Stock at par value of $0.0001.The redemptions at an approximate redemption price of $10.31 per share resulted in a reduction to equity with a corresponding decrease in investments held in the Trust Account.
(6)	Represents the reclassification of CENAQ’s historical accumulated deficit to additional paid-in capital in connection with the Business Combination, accounted for as a common control reverse recapitalization.

(7)	Transaction Fees and Expenses related to the Business Combination, accounted for as a common control reverse recapitalization, estimated to be incurred in connection with the Business Combination (see Note 2(a)(8) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in additional paid-in capital and CENAQ's costs as a reduction of cash with a corresponding increase in accumulated deficit. CENAQ incurred incremental Transaction Fees and Expenses of $1,023,297 from September 30, 2022 through Closing.

(8)	Represents reduction of Deferred Underwriting Fees. In connection with the execution of the Business Combination Agreement, the underwriters agreed to reduce its Deferred Underwriting Fees related to the IPO from $6,037,500 to $1,700,000.
(9)	Represents reclassification of APIC and Accumulated Deficit to NCI (see Note 2(g) Noncontrolling Interest).
(10)	Although shares have been authorized for issuance under the 2023 Plan, no shares have been issued at the date of the Business Combination, and no stock-based compensation expense has been or will be recognized until the time at which an award is granted or the achievement under an award of any performance condition is deemed probable, as applicable. Further, Holdings entered into stock-based compensation arrangements with its management in the normal course of operations and in which the cost of such arrangements has been allocated to Intermediate as the employees are rendering services. However, the ultimate contractual obligation related to these awards rests with Holdings. Stock-based compensation is included within general and administrative expenses in Intermediate’s Statement of Operations and has not been adjusted for the Transaction.

(11)	Represents true up of common stock subject to possible redemption to adjust for permitted withdrawals from the Trust Account.

(12)	Represents elimination of contingent consideration expense (see Note 2(c) Contingent Consideration).

(g) Noncontrolling Interest. An adjustment to reflect noncontrolling interest holders’ economic share of combined equity, pursuant to the post-combination structure of the combined companies. Following the Closing, holders of Class A Common Stock will own direct controlling interests in the results of the combined entity, while Holdings will own an economic interest in OpCo shown as noncontrolling interest in equity in the financial statements of Verde Clean Fuels. The indirect economic interests are held by Holdings in the form of the OpCo Exchange Right or, in certain circumstances, including at the election of Verde Clean Fuels, cash in an amount equal to the fair value of Class A Common Stock. If Verde Clean Fuels elects that the exchanged Class C OpCo Units, together with cancellation of the Class C Common Stock, will be settled in cash, the cash used to settle the exchange must be funded through private sale or an underwritten offering of Class A Common Stock.

The following table summarizes the economic interests of Verde Clean Fuels between the holders of Class A Common Stock and indirect economic interests held by OpCo unitholders (assuming all Class C OpCo Units are exchanged for Class A Common Stock):

	Economic Interests	% of Economic Interests
Class A Common Stock	9,358,620	29.38%
OpCo Units (Noncontrolling interest)	22,500,000	70.62%
Total	31,858,620	100.00%

The noncontrolling interest may decrease according to the number of shares of Class C Common Stock and OpCo Units that are exchanged for shares of Class A Common Stock or, in certain circumstances including at the election of Verde Clean Fuels, cash in an amount equal to the fair value of Class A Common Stock. The calculation of noncontrolling interest is based on the net assets of Verde Clean Fuels at the closing of the business combination. Accordingly, noncontrolling interest increased to $28 million with a corresponding decrease in additional paid-in capital and accumulated deficit (see Note 2(f)(9) Impact on Equity).

(h) Interest Income. Represents elimination of interest earned on marketable securities held in the Trust Account.

(i) Net Loss to Noncontrolling Interest. The net loss of Verde Clean Fuels is being reduced as summarized below:

Nine Months Ended September 30, 2022
Pro forma net loss	$(8,121,013)
Noncontrolling interest percentage(1)	70.62%
Noncontrolling interest pro forma adjustment	(5,735,427)
Net loss attributable to Verde Clean Fuels	$(2,385,586)

(1) See Note 2(g) Noncontrolling Interest

Year Ended December 31, 2021
Pro forma net loss	$(4,562,807)
Noncontrolling interest percentage(1)	70.62%
Noncontrolling interest pro forma adjustment	(3,222,461)
Net loss attributable to Verde Clean Fuels	$(1,340,346)

(1) See Note 2(g) Noncontrolling Interest

(j) Earnings (Loss) Per Share. Represents the net income (loss) per share calculated using the weighted average shares outstanding. As the Business Combination is reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Note	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Pro Forma net loss attributable to Verde Clean Fuels		$(2,385,586)	$(1,340,346)
Weighted average Class A Common Stock, basic and diluted	(1),(2)	6,124,245	6,124,245
Net loss per Class A Common Stock, basic and diluted		$(0.39)	$(0.22)

(1)	For the purposes of calculating the weighted average number of shares of Class A Common Stock outstanding, the effect of outstanding Public Warrants and Private Placement Warrants to purchase 12,937,500 and 2,475,000 shares of Class A Common Stock, respectively, was not considered in the calculation of diluted loss per share, as the inclusion of such warrants would be anti-dilutive.

(2)	For the purposes of calculating the weighted average number of shares of Class A Common Stock outstanding, the shares subject to the Earn Out Equity and Sponsor Earn Out shares have been excluded from basic and diluted loss per share as they are contingent upon the price of Class A Common Stock reaching specified thresholds not currently met.

(k) Formation Costs. Represents formation costs of CENAQ that are non-recurring and therefore excluded from the unaudited pro forma condensed combined financial statements.

(l) Unrealized Loss on Fair Value Changes of Over-Allotment Option Liability. Represents unrealized loss related to changes in the fair value of underwriter over-allotment options. The unrealized loss was deemed to be non-recurring and therefore excluded from the unaudited pro forma condensed combined financial statements.

(m) Insurance. Represents a Directors & Officers liability insurance policy entered into in connection with the Business Combination to be paid subsequent to the Closing.